Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Tennant Company:

We consent to the incorporation by reference in Registration Statement (No. 333-114884) on Form S-8 of Tennant Company of our report dated June 24, 2011, relating to the financial statements and supplemental schedule of the Tennant Company Profit Sharing and Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K of Tennant Company Profit Sharing and Employee Stock Ownership Plan for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
June 24, 2011